                                                              EXHIBIT 99.1


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
First State Bank & Trust Co.:

    We have audited the accompanying balance sheets of First State Bank & Trust Co. (the "Bank") as of December 31, 1995 and 1994, and the related statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First State Bank & Trust Co. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

    As discussed in note 1 to the financial statements, the Bank changed its method of accounting for investment securities in 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                          /s/ KPMG PEAT MARWICK LLP

Houston, Texas
January 31, 1996

                          FIRST STATE BANK & TRUST CO.

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

                                                                                      1995              1994
                                                                                ----------------  ----------------
Assets
    Cash and due from banks (note 2)..........................................  $     16,269,484  $     18,007,420
    Federal funds sold........................................................        23,350,000         2,200,000
                                                                                ----------------  ----------------
                Total cash and cash equivalents...............................        39,619,484        20,207,420
                                                                                ----------------  ----------------
    Investment securities available for sale (note 3).........................        23,478,011        33,153,515
    Investment securities held to maturity (note 3)...........................       143,282,719       145,999,757
    Loans, net of unearned discount (note 4)..................................       188,424,300       194,305,658
    Less allowance for loan losses (note 5)...................................         4,196,028         3,914,948
                                                                                ----------------  ----------------
                Net loans.....................................................       184,228,272       190,390,710
                                                                                ----------------  ----------------
    Bank premises and equipment, net of accumulated depreciation and
     amortization (note 6)....................................................         5,487,065         5,449,897
    Accrued interest receivable...............................................         7,172,017         6,232,652
    Other real estate owned...................................................           431,160           591,781
    Other assets..............................................................           743,615           857,724
    Deferred federal income taxes (note 8)....................................            27,162           214,498
                                                                                ----------------  ----------------
                                                                                $    404,469,505  $    403,097,954
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------
Liabilities and Stockholders' Equity
    Liabilities:
        Deposits:
            Noninterest-bearing...............................................  $     39,810,680  $     37,481,439
            Interest-bearing (note 7).........................................       303,799,742       308,198,878
                                                                                ----------------  ----------------
                Total deposits................................................       343,610,422       345,680,317
            Other borrowings..................................................           156,553         1,092,000
            Accrued interest payable..........................................           718,652           547,157
            Deferred compensation payable (note 9)............................           529,430           506,389
            Other liabilities.................................................            67,069             8,497
                                                                                ----------------  ----------------
                Total liabilities.............................................       345,082,126       347,834,360
                                                                                ----------------  ----------------
    Stockholders' equity:
        Common stock, $20 par value, 200,000 shares authorized, issued and
         outstanding..........................................................         4,000,000         4,000,000
        Certified surplus.....................................................        21,000,000        21,000,000
        Undivided profits.....................................................        34,405,357        30,759,829
        Unrealized loss on securities available for sale (note 3).............           (17,978)         (496,235)
                                                                                ----------------  ----------------
                Total stockholders' equity....................................        59,387,379        55,263,594
    Commitments and contingent liabilities (notes 4 and 10)
                                                                                ----------------  ----------------
                                                                                $    404,469,505  $    403,097,954
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

                See accompanying notes to financial statements.

                          FIRST STATE BANK & TRUST CO.

                             STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                        1995            1994            1993
                                                                   --------------  --------------  --------------
Interest income:
    Loans........................................................  $   20,728,570  $   20,026,524  $   20,454,890
    Investment securities........................................      10,526,478       9,949,080      10,297,111
    Federal funds sold...........................................       1,217,370         855,109         870,640
                                                                   --------------  --------------  --------------
        Total interest income....................................      32,472,418      30,830,713      31,622,641
                                                                   --------------  --------------  --------------
Interest expense:
    Savings, NOW and money market deposits.......................       4,623,914       5,503,762       5,443,720
    Time deposits................................................       8,436,377       6,235,155       7,502,979
    Other borrowings.............................................          42,689          27,874          21,444
                                                                   --------------  --------------  --------------
        Total interest expense...................................      13,102,980      11,766,791      12,968,143
                                                                   --------------  --------------  --------------
        Net interest income......................................      19,369,438      19,063,922      18,654,498
Provision for loan losses (note 5)...............................       2,425,323       2,188,960       2,287,000
                                                                   --------------  --------------  --------------
        Net interest income after provision for loan losses......      16,944,115      16,874,962      16,367,498
Noninterest income:
    Service charges on deposit accounts..........................       1,145,720       1,078,481       1,076,729
    Other service charges and fees...............................         151,991         141,083          85,742
    Other........................................................         104,403          81,598         163,325
                                                                   --------------  --------------  --------------
        Total noninterest income.................................       1,402,114       1,301,162       1,325,796
                                                                   --------------  --------------  --------------
Noninterest expense:
    Salaries and employee benefits...............................       2,823,641       2,562,973       2,338,022
    Net occupancy expense........................................         568,673         554,942         639,994
    Equipment expense............................................         340,948         278,082         260,962
    Legal and professional fees..................................         526,025         316,080         473,455
    Data processing fees.........................................         372,130         363,596         279,119
    Other real estate and repossessed asset expense, net.........          96,377         197,856          65,072
    FDIC assessment..............................................         397,282         801,740         770,595
    Other........................................................       1,139,267       1,067,232       2,507,707
                                                                   --------------  --------------  --------------
        Total noninterest expense................................       6,264,343       6,142,501       7,334,926
                                                                   --------------  --------------  --------------
        Income before income tax expense.........................      12,081,886      12,033,623      10,358,368
Income tax expense (note 8)......................................       3,436,358       3,191,573       2,260,025
                                                                   --------------  --------------  --------------
        Net income...............................................  $    8,645,528  $    8,842,050  $    8,098,343
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Net income per share.............................................  $        43.23  $        44.21  $        40.49
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                See accompanying notes to financial statements.

                          FIRST STATE BANK & TRUST CO.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                          UNREALIZED
                                                                                          GAIN (LOSS)
                                                                                         ON SECURITIES      TOTAL
                                                           CERTIFIED       UNDIVIDED     AVAILABLE FOR  STOCKHOLDERS'
                                          COMMON STOCK      SURPLUS         PROFITS          SALE           EQUITY
                                          -------------  --------------  --------------  -------------  --------------
Balance at December 31, 1992............  $   4,000,000  $   21,000,000  $   18,819,436   $   --        $   43,819,436
Cash dividends on common
 stock..................................       --              --            (2,000,000)      --            (2,000,000)
Net income for 1993.....................       --              --             8,098,343       --             8,098,343
                                          -------------  --------------  --------------  -------------  --------------
Balance at December 31, 1993............      4,000,000      21,000,000      24,917,779       --            49,917,779
Effect of change to adopt an accounting
 principle -- accounting for unrealized
 gain (loss) on securities available for
 sale (note 3)..........................       --              --              --             137,434          137,434
Cash dividends on common
 stock..................................       --              --            (3,000,000)      --            (3,000,000)
Change in unrealized gain (loss) on
 securities available for sale (note
 3).....................................       --              --              --            (633,669)        (633,669)
Net income for 1994.....................       --              --             8,842,050       --             8,842,050
                                          -------------  --------------  --------------  -------------  --------------
Balance at December 31, 1994............      4,000,000      21,000,000      30,759,829      (496,235)      55,263,594
Cash dividends on common
 stock..................................       --              --            (5,000,000)      --            (5,000,000)
Change in unrealized gain (loss) on
 securities available for sale (note
 3).....................................       --              --              --             478,257          478,257
Net income for 1995.....................       --              --             8,645,528       --             8,645,528
                                          -------------  --------------  --------------  -------------  --------------
Balance at December 31, 1995............  $   4,000,000  $   21,000,000  $   34,405,357   $   (17,978)  $   59,387,379
                                          -------------  --------------  --------------  -------------  --------------
                                          -------------  --------------  --------------  -------------  --------------

                See accompanying notes to financial statements.

                          FIRST STATE BANK & TRUST CO.

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                    1995              1994              1993
                                                              ----------------  ----------------  ----------------
Cash flows from operating activities:
    Net income..............................................  $      8,645,528  $      8,842,050  $      8,098,343
    Adjustments to reconcile net income to net cash provided
     by operating activities:
        Depreciation and amortization of bank premises and
         equipment..........................................           370,813           363,443           327,355
        Net discount accretion on investment securities.....          (428,999)         (138,022)          (22,619)
        Provision for loan losses...........................         2,425,323         2,188,960         2,287,000
        Losses on sales of other real estate owned..........            96,377           197,856            68,774
        (Increase) decrease in accrued interest receivable,
         federal income tax refundable and other assets.....          (884,298)          788,385           294,713
        Increase (decrease) in accrued interest payable and
         other liabilities..................................           253,108           (13,207)         (294,201)
                                                              ----------------  ----------------  ----------------
            Total adjustments...............................         1,832,324         3,387,415         2,661,022
                                                              ----------------  ----------------  ----------------
            Net cash provided by operating activities.......        10,477,852        12,229,465        10,759,365
                                                              ----------------  ----------------  ----------------
Cash flows from investing activities:
    Proceeds from investment security maturities and
     principal repayments...................................        20,161,980        19,455,000        22,464,681
    Proceeds from called investment securities..............        27,685,000        15,066,415        13,736,583
    Purchase of investment securities.......................       (34,300,805)      (43,700,191)      (74,882,531)
    Net decrease (increase) in loans........................         3,260,671        (2,886,642)       (4,867,463)
    Recoveries on loans charged off.........................           120,104           143,405           114,571
    Purchases of bank premises and equipment................          (407,981)         (150,048)       (1,268,904)
    Proceeds from sales of other real estate owned..........           420,585         1,106,919           489,939
                                                              ----------------  ----------------  ----------------
            Net cash provided by (used in) investing
             activities.....................................        16,939,554       (10,965,142)      (44,213,124)
                                                              ----------------  ----------------  ----------------
Cash flows from financing activities:
    (Decrease) increase in deposits.........................        (2,069,895)       (4,569,866)       17,679,043
    (Decrease) increase in other borrowings.................          (935,447)         (559,288)           76,333
    Dividends paid on common stock..........................        (5,000,000)       (3,000,000)       (2,000,000)
                                                              ----------------  ----------------  ----------------
            Net cash (used in) provided by financing
             activities.....................................        (8,005,342)       (8,129,154)       15,755,376
                                                              ----------------  ----------------  ----------------
            Net increase (decrease) in cash and cash
             equivalents....................................        19,412,064        (6,864,831)      (17,698,383)
Cash and cash equivalents at beginning of year..............        20,207,420        27,072,251        44,770,634
                                                              ----------------  ----------------  ----------------
Cash and cash equivalents at end of year....................  $     39,619,484  $     20,207,420  $     27,072,251
                                                              ----------------  ----------------  ----------------
                                                              ----------------  ----------------  ----------------
Supplemental disclosure of cash flow information:
    Interest paid...........................................  $     12,931,485  $     11,779,735  $     13,259,963
    Taxes paid..............................................         3,815,113         3,243,371         2,304,000
                                                              ----------------  ----------------  ----------------
                                                              ----------------  ----------------  ----------------
Supplemental schedule of noncash investing and financing
 activities -- foreclosure of assets in partial satisfaction
 of loans receivable........................................  $        357,000  $      1,174,000  $        611,000
                                                              ----------------  ----------------  ----------------
                                                              ----------------  ----------------  ----------------

                See accompanying notes to financial statements.

                          FIRST STATE BANK & TRUST CO.

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to prevailing practices within the banking industry. A summary of the more significant accounting policies follows:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and due from banks and federal funds sold are considered to be cash equivalents. Federal funds sold generally have one-day maturities.

TRUST ASSETS

    Assets held by the trust department in fiduciary or agency capacities are not assets of the Bank and are not included in the balance sheets. Trust assets at December 31, 1995 and 1994 are approximately $11,542,000 and $11,400,000 respectively.

INVESTMENT SECURITIES

    In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 115 ("Statement 115"), "Accounting for Certain Investments in Debt and Equity Securities." Statement 115 establishes standards of financial accounting and reporting for investments in equity securities that have a readily determinable fair value and for all investments in debt securities. At acquisition, a bank is required to classify debt and equity securities into one of three categories: held to maturity, trading or available for sale. At each reporting date, the appropriateness of the classification is reassessed. Investments in debt securities are classified as held to maturity and measured at amortized cost in the balance sheet only if management has the positive intent and ability to hold those securities to maturity. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and measured at fair value in the balance sheet with unrealized holding gains and losses included in earnings. Investments not classified as held to maturity nor trading are classified as available for sale and measured at fair value in the balance sheet with unrealized holding gains and losses, net of applicable income taxes, reported in a separate component of stockholders' equity until realized.

    Effective January 1, 1994, the Bank adopted Statement 115, which had no impact on the Bank's income statement as all securities were classified as either held to maturity or available for sale. Accounting for securities classified as held to maturity will continue on the basis of amortized cost. Securities classified as available for sale will be measured at market value with the net unrealized holding gains and losses reported in a separate component of stockholders' equity until realized. Purchases of investment securities are classified as available for sale or held to maturity at time of purchase as determined by management.

    Premiums and discounts are amortized and accreted using a method which approximates level yield. Gains and losses on available for sale investment securities sold are recognized in operations at the time of sale based on the specific identification method. Security purchases and sales are recorded on the trade date.

                          FIRST STATE BANK & TRUST CO.

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
LOANS

    Management continually reviews the loan portfolio to identify loans which, with respect to principal or interest, have or may become collection problems. A loan is generally placed on nonaccrual status when principal or interest is past due 90 days or more, and the loan is not both well-secured and in the process of collection. A loan is also placed on nonaccrual status immediately if, in the opinion of management, full collection of principal or interest is unlikely. At the time a loan is placed on nonaccrual status, interest previously recognized but uncollected is reversed and charged against current income. Subsequent interest payments received on nonaccrual loans are either applied against principal or reported as income, depending on management's assessment of the ultimate collectibility of principal.

    Unearned interest on installment loans is recognized as income over the terms of the related loans on a basis which results in approximately level rates of return over the terms of the loans.

    In May 1993, the FASB issued Statement of Financial Accounting Standards No. 114 ("Statement 114"), "Accounting by Creditors for Impairment of a Loan," which addresses the accounting by creditors for impairment of certain loans, as defined. In October 1994, Statement 114 was amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan, Income Recognition and Disclosures." Implementation of these pronouncements in the first quarter of 1995 did not have a material effect on the Bank's financial statements.

ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is established by a charge to operations as deemed necessary by management to maintain the allowance for loan losses at an amount considered adequate to absorb known or possible loan losses in the Bank's loan portfolio. The provision is determined based on management's evaluation of the loan portfolio, giving consideration to existing economic conditions, changes in the loan portfolio, historical loan loss factors and other relevant information. Management believes that the allowance for loan losses is adequate.

    Loans are charged against the allowance for loan losses when management believes the collection of principal is unlikely. Recoveries of amounts previously charged off are credited to the allowance.

BANK PREMISES AND EQUIPMENT

    Bank premises and equipment are recorded at cost. Expenditures for improvements are capitalized. Repairs and maintenance which do not extend the life of bank premises and equipment are charged to expense as incurred. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Any gain or loss resulting from disposition of premises and equipment is reflected in earnings.

OTHER REAL ESTATE OWNED

    Other real estate owned is recorded at fair value at the date of foreclosure which is subsequently considered cost. At subsequent dates, other real estate is carried at the lower of fair value less estimated costs to sell or cost. Fair values are determined generally by reference to appraisals. Rental income earned and expenses incurred related to real estate owned are recognized during the period earned or incurred and are included in noninterest expense at their net amount.

FEDERAL INCOME TAXES

    Deferred tax assets and liabilities are recognized for estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities

                          FIRST STATE BANK & TRUST CO.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is recognized as a result of the change in the asset or liability during the year.

(2)   RESERVE REQUIREMENTS
    The Bank is required to maintain certain daily reserve balances on hand or on deposit with the Federal Reserve Bank in accordance with Federal Reserve Board requirements. These deposits are noninterest bearing and not available for investment purposes. Cash and due from bank balances maintained in accordance with such requirements at December 31, 1995 was approximately $5,611,000.

(3)   INVESTMENT SECURITIES
    The amortized cost and estimated market value, which is the carrying value, of investment securities available for sale at December 31, 1995 and December 31, 1994 are as follows:

                                                                           1995
                                                 ---------------------------------------------------------
                                                                    GROSS        GROSS
                                                                 UNREALIZED    UNREALIZED     ESTIMATED
              AVAILABLE FOR SALE                 AMORTIZED COST     GAINS        LOSSES      MARKET VALUE
-----------------------------------------------  --------------  -----------  ------------  --------------
U.S. treasuries................................  $    8,505,399   $   7,907   $     (9,156) $    8,504,150
U.S. government agencies.......................      14,999,852      43,818        (69,809)     14,973,861
                                                 --------------  -----------  ------------  --------------
                                                 $   23,505,251   $  51,725   $    (78,965) $   23,478,011
                                                 --------------  -----------  ------------  --------------
                                                 --------------  -----------  ------------  --------------


                                                                           1994
                                                 ---------------------------------------------------------
                                                                    GROSS        GROSS
                                                                 UNREALIZED    UNREALIZED     ESTIMATED
              AVAILABLE FOR SALE                 AMORTIZED COST     GAINS        LOSSES      MARKET VALUE
-----------------------------------------------  --------------  -----------  ------------  --------------
U.S. treasuries................................  $    7,485,019   $  --       $   (210,769) $    7,274,250
U.S. government agencies.......................      26,420,372      33,482       (574,589)     25,879,265
                                                 --------------  -----------  ------------  --------------
                                                 $   33,905,391   $  33,482   $   (785,358) $   33,153,515
                                                 --------------  -----------  ------------  --------------
                                                 --------------  -----------  ------------  --------------

    At December 31, 1995 and 1994, the Bank has recorded net unrealized holding losses on securities available for sale, net of income tax, as a decrease in stockholders' equity of $17,978 and $496,235, respectively.

    The amortized cost, which is the carrying value, and estimated market value of investment securities held to maturity at December 31, 1995 and December 31, 1994 are as follows:

                                                                                                    1995
                                                                             ---------------------------------------------------
                                                                                             GROSS        GROSS
                                                                              AMORTIZED    UNREALIZED  UNREALIZED    ESTIMATED
                             HELD TO MATURITY                                    COST        GAINS       LOSSES     MARKET VALUE
---------------------------------------------------------------------------  ------------  ----------  -----------  ------------
U.S. treasuries............................................................  $  6,921,316  $  148,684  $   --       $  7,070,000
U.S. government agencies...................................................    96,073,990     580,034   (1,163,653)   95,490,371
Mortgage-backed securities.................................................       117,931       3,131      --            121,062
Obligations of state and political subdivisions............................    39,144,482   2,273,531      (41,554)   41,376,459
Other......................................................................     1,025,000      --          (85,000)      940,000
                                                                             ------------  ----------  -----------  ------------
                                                                             $143,282,719  $3,005,380  $(1,290,207) $144,997,892
                                                                             ------------  ----------  -----------  ------------
                                                                             ------------  ----------  -----------  ------------

                          FIRST STATE BANK & TRUST CO.

                                                                                                    1994
                                                                             ---------------------------------------------------
                                                                                             GROSS        GROSS
                                                                              AMORTIZED    UNREALIZED  UNREALIZED    ESTIMATED
                             HELD TO MATURITY                                    COST        GAINS       LOSSES     MARKET VALUE
---------------------------------------------------------------------------  ------------  ----------  -----------  ------------
U.S. treasuries............................................................  $  6,878,988  $   14,614  $   (67,051) $  6,826,551
U.S. government agencies...................................................    95,138,721      46,299   (4,281,522)   90,903,498
Mortgage-backed securities.................................................       143,244         716      --            143,960
Obligations of state and political subdivisions............................    42,813,804   1,181,413     (794,410)   43,200,807
Other......................................................................     1,025,000      --         (145,000)      880,000
                                                                             ------------  ----------  -----------  ------------
                                                                             $145,999,757  $1,243,042  $(5,287,983) $141,954,816
                                                                             ------------  ----------  -----------  ------------
                                                                             ------------  ----------  -----------  ------------

    The amortized cost and estimated market value of investment securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                        ESTIMATED MARKET
                         AVAILABLE FOR SALE                            AMORTIZED COST        VALUE
--------------------------------------------------------------------  ----------------  ----------------
Due in one year or less.............................................  $     16,967,383  $     16,896,451
Due after one year through five years...............................         6,537,868         6,581,560
                                                                      ----------------  ----------------
                                                                      $     23,505,251  $     23,478,011
                                                                      ----------------  ----------------
                                                                      ----------------  ----------------


                          HELD TO MATURITY
--------------------------------------------------------------------
Due in one year or less.............................................  $     21,450,361  $     21,517,429
Due after one year through five years...............................       102,176,590       102,449,356
Due after five years through ten years..............................        15,109,876        16,169,479
Due after ten years.................................................         4,427,961         4,740,566
Mortgage-backed securities..........................................           117,931           121,062
                                                                      ----------------  ----------------
                                                                      $    143,282,719  $    144,997,892
                                                                      ----------------  ----------------
                                                                      ----------------  ----------------

    Included in held to maturity and available for sale securities at December 31, 1995 are approximately $7,950,000 and $3,447,000, respectively, of investment securities that pay interest based on a set coupon rate with a foreign exchange rate adjustment or based directly on a foreign index. The held to maturity securities have a market value of $7,681,000. All of the securities mature during 1996 and 1997, with the exception of one security maturing in the year 2000. The securities are paying interest at a rate of approximately 3.00%. One security of approximately $500,000 has an interest rate floor of 3.00%. The interest rate on the other securities could reset to zero. No loss of principal is anticipated by management on any of the aforementioned securities.

    There were no sales for the year ended December 31, 1995 and December 31, 1994 from either the available for sale or held to maturity categories.

    Securities  with  a   carrying  value  of   approximately  $88,016,000   and
$84,645,000   were  pledged  to  secure   public  deposits  of  $79,216,000  and
$66,238,000 at December 31, 1995 and 1994, respectively.

                          FIRST STATE BANK & TRUST CO.

(4)   LOANS

    Loans at December 31, 1995 and 1994 are as follows:

                                                                            1995              1994
                                                                      ----------------  ----------------
Commercial..........................................................  $     54,365,622  $     56,890,953
Real estate:
    Construction....................................................        23,949,363        21,001,841
    Commercial......................................................        40,123,334        37,030,742
    Agriculture.....................................................         9,673,106        11,356,403
    1-4 single family residential...................................        32,220,920        34,072,308
Agriculture.........................................................         8,892,678        12,182,994
Consumer............................................................        19,207,770        21,862,891
Overdraft and other.................................................            68,549            11,737
                                                                      ----------------  ----------------
                                                                           188,501,342       194,409,769
Less unearned discount..............................................           (77,042)         (104,111)
                                                                      ----------------  ----------------
                                                                      $    188,424,300  $    194,305,658
                                                                      ----------------  ----------------
                                                                      ----------------  ----------------

    The majority of the Bank's loans are to companies and individuals which are headquartered or are employed in the Rio Grande Valley, but may conduct business on a statewide, national, or international scale. Repayment of those loans may be dependent on the economy in the Rio Grande Valley which is impacted by the economic situation in Mexico and surrounding areas.

    All loans to officers, directors and stockholders of the Bank and associates of such persons are, in the opinion of management, made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans of like quality and risk of collectibility. The outstanding balance of total personal borrowings of executive officers and directors of the Bank at December 31, 1995 and 1994 were approximately $2,032,000 and $1,446,000, respectively.

    At December 31, 1995, the Bank had a $1,736,000 recorded investment in impaired loans, all of which are nonaccrual loans, for which there was a related allowance of $836,000. All loans considered impaired at December 31, 1995 had a related allowance for loan losses. The average level of impaired loans during the year ended December 31, 1995 was $2,536,000. The Bank recorded interest income of $41,500 on its impaired loans during the year ended December 31, 1995.

    Nonaccrual loans approximated $2,724,000 and $2,562,000 at December 31, 1995 and 1994, respectively. If interest on these loans had been accrued at the original contractual rates, interest income would have been increased by approximately $531,000, $820,000 and $232,000 for the years ended December 31, 1995, 1994 and 1993. There were no renegotiated loans outstanding at December 31, 1995, 1994 and 1993, respectively.

    In the normal course of business, the Bank enters into various transactions which, in accordance with generally accepted accounting principles, are not included on the balance sheets. These transactions are referred to as "off-balance sheet commitments." The Bank enters into these transactions to meet the financing needs of its customers. These transactions include commitments to extend credit and letters of credit which involve elements of credit risk. The Bank minimizes its exposure to loss under these commitments by subjecting them to credit approval and monitoring procedures.

                          FIRST STATE BANK & TRUST CO.

(4)   LOANS (CONTINUED)
    Outstanding commitments and letters of credit at December 31, 1995 and 1994 are approximately as follows:

                                                                              1995            1994
                                                                         --------------  --------------
Commitments to extend credit...........................................  $   18,465,000  $   16,276,000
Letters of credit......................................................       3,916,000       3,932,000
                                                                         --------------  --------------
                                                                         --------------  --------------

(5)   ALLOWANCE FOR LOAN LOSSES
    A summary of the activity in the allowance for loan losses for the years ended December 31, 1995 and 1994 is as follows:

                                                                               1995            1994
                                                                          --------------  --------------
Balance at beginning of year............................................  $    3,914,948  $    3,903,420
Provision for loan losses...............................................       2,425,323       2,188,960
Loans charged off.......................................................      (2,264,347)     (2,320,837)
Recoveries..............................................................         120,104         143,405
                                                                          --------------  --------------
Balance at end of year..................................................  $    4,196,028  $    3,914,948
                                                                          --------------  --------------
                                                                          --------------  --------------

(6)   BANK PREMISES AND EQUIPMENT
    Bank premises and equipment and related accumulated depreciation and amortization at December 31, 1995 and 1994 are as follows:

                                                            ESTIMATED
                                                           USEFUL LIVES       1995            1994
                                                           ------------  --------------  --------------
Land.....................................................       --       $      636,397  $      636,397
Premises.................................................      40 years       5,085,032       4,896,758
Furniture, fixtures and equipment........................      10 years       2,930,492       2,759,784
Automobiles..............................................       3 years         147,605          98,605
                                                                         --------------  --------------
                                                                              8,799,526       8,391,544
Less accumulated depreciation and amortization...........                    (3,312,461)     (2,941,647)
                                                                         --------------  --------------
                                                                         $    5,487,065  $    5,449,897
                                                                         --------------  --------------
                                                                         --------------  --------------

    Depreciation expense was approximately $371,000, $360,000 and $327,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

(7)   INTEREST-BEARING DEPOSITS
    Interest-bearing deposits at December 31, 1995 and 1994 are as follows:

                                                                            1995              1994
                                                                      ----------------  ----------------
Savings, money market and NOW accounts..............................  $    151,071,040  $    173,575,728
Certificates of deposit less than $100,000..........................        58,271,834        50,780,305
Certificates of deposit of $100,000 or more.........................        94,456,868        83,842,845
                                                                      ----------------  ----------------
                                                                      $    303,799,742  $    308,198,878
                                                                      ----------------  ----------------
                                                                      ----------------  ----------------

    Interest expense for certificates of deposit of $100,000 or more for the years ended December 31, 1995, 1994 and 1993 was approximately $5,544,000, $4,148,000 and $4,850,000, respectively.

                          FIRST STATE BANK & TRUST CO.

(8)   INCOME TAXES
    The components of income tax expense for the years ended December 31, 1995, 1994 and 1993 are as follows:

                                                                 1995           1994           1993
                                                             -------------  -------------  -------------
Federal:
    Current tax expense....................................  $   3,495,399  $   3,331,309  $   2,190,957
    Deferred tax (benefit) expense.........................        (59,041)      (139,736)        69,068
                                                             -------------  -------------  -------------
        Income tax expense.................................  $   3,436,358  $   3,191,573  $   2,260,025
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

    The income tax expense for the years ended December 31, 1995, 1994 and 1993 differs from the amount computed by applying the federal income tax rate of 34% to income before income tax expense as follows:

                                                               1995            1994            1993
                                                           -------------  --------------  --------------
Computed "expected" tax expense..........................  $   4,107,841  $    4,091,432  $    3,521,845
Increase (reduction) in tax resulting from:
    Tax-exempt interest, net.............................       (799,767)     (1,002,634)     (1,092,876)
    Utilization of alternative minimum tax credit........       --              --              (229,267)
    Other, net...........................................        128,284         102,775          60,323
                                                           -------------  --------------  --------------
                                                           $   3,436,358  $    3,191,573  $    2,260,025
                                                           -------------  --------------  --------------
                                                           -------------  --------------  --------------

    The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

                                                                                   1995         1994
                                                                                -----------  -----------
Deferred tax assets:
    Allowance for loan losses.................................................  $   269,552  $   228,920
    Deferred compensation.....................................................      180,006      172,172
    Other real estate.........................................................        2,833        2,369
    Unrealized losses on investment securities................................        9,261      255,638
                                                                                -----------  -----------
                                                                                    461,652      659,099
                                                                                -----------  -----------
Deferred tax liabilities -- premises and equipment............................      434,490      444,601
                                                                                -----------  -----------
        Net deferred tax asset................................................  $    27,162  $   214,498
                                                                                -----------  -----------
                                                                                -----------  -----------

    Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

(9)   EMPLOYEE BENEFITS
    The Bank has three separate deferred compensation plans for the benefit of certain Bank employees. The plans provide for retirement benefits to be paid to the specific employee (or a designated beneficiary or estate if death occurs prior to payment of the full amount of deferred compensation) on reaching age
65. One plan entered into on December 10, 1963, commenced payments of approximately $13,000 each year on January 4, 1988, continuing annually thereafter through June 2003. A second plan, entered into on September 1, 1979, provides for payments of approximately $13,000 each year which was scheduled to commence on April 1, 1990, continuing annually thereafter through June 2005; however, the employee elected to receive an amount less than that provided for in the plan over a longer period of time. The third plan provides for a retirement benefit payable of $50,000 per year commencing in March

                          FIRST STATE BANK & TRUST CO.

(9)   EMPLOYEE BENEFITS (CONTINUED)
1999 and continuing annually thereafter for 20 years. The amounts charged to compensation expense related to the deferred compensation plans for the years ended December 31, 1995, 1994 and 1993 were $15,300, $13,600 and $11,800, respectively.

    The Bank owns and is the beneficiary of three life insurance policies on the employees or former employees covered by the deferred compensation plans. The life insurance policy face values are amounts approximately equal to the total benefits paid under the plans.

(10)  CONTINGENT LIABILITIES
    The Bank is involved in certain claims and suits occurring in the ordinary course of business. Management believes that the probable resolution of such claims and suits will not have a material adverse affect on the financial condition of the Bank.

(11)  FAIR VALUE OF FINANCIAL INSTRUMENTS
    The estimated fair values at December 31, 1995 and methods and assumptions used to determine the estimated fair values are set forth below for the Bank's financial instruments:

                                                                        CARRYING OR
                                                                       NOTIONAL VALUE      FAIR VALUE
                                                                      ----------------  ----------------
Financial assets:
    Cash and due from banks.........................................  $     16,269,484  $     16,269,484
    Federal funds sold..............................................        23,350,000        23,350,000
    Investment securities...........................................       166,760,730       168,475,903
    Net loans.......................................................       184,228,272       184,165,336
Financial liabilities -- deposits...................................       343,610,422       343,872,059
Off-balance sheet instruments:
    Commitments to extend credit....................................        18,465,000        18,465,000
    Letters of credit...............................................         3,916,000         3,916,000
                                                                      ----------------  ----------------
                                                                      ----------------  ----------------

CASH AND DUE FROM BANKS

    Carrying value approximates fair value because of the short maturity of these instruments and no anticipated credit concerns.

FEDERAL FUNDS SOLD

    Carrying value approximates fair value because of the short maturity of these instruments and no anticipated credit concerns.

INVESTMENT SECURITIES

    The fair values of investment securities are estimated based on quoted market prices from investment dealers and companies.

NET LOANS

    The fair value of loans is estimated for segregated groupings of loans with similar financial characteristics. Loans are segregated by type and the fair value of loans is estimated using current market rates for the type of loan.

DEPOSITS

    The fair value of deposits with short-term or no stated maturity, such as checking, savings, NOW accounts and money market accounts, is equal to the amounts payable at December 31, 1995. The fair value of certificates of deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

                          FIRST STATE BANK & TRUST CO.

(11)  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
COMMITMENTS TO EXTEND CREDIT AND LETTERS OF CREDIT

    The fair value of commitments to extend credit and letters of credit are estimated using current interest rates and committed rates.

(12)  REGULATORY SUPERVISION
    As a result of criticisms reflected in the October 4, 1993 Report of Examination by the Texas Department of Banking, a Memorandum of Understanding (the "Memorandum") was entered into between the Board of Directors of the Bank and the Banking Commissioner of Texas on December 14, 1993. The Memorandum required that the Bank, among other provisions, increase Board of Director supervision over loan activities, revise the existing loan policy, increase the allowance for loan losses and reduce criticized assets. Additionally, the Bank's Board of Directors is required to submit to the Commissioner and Regional Director of the FDIC, a written report of the actions taken to comply with the Memorandum within fifteen days after the end of each calendar quarter. Failure to comply with the requirements of the Memorandum could subject the Bank to additional action by bank regulatory authorities. Management has made efforts to comply with the requirements of the Memorandum and believes such additional action will not be taken by regulatory authorities.

(13)  PENDING TRANSACTION
    On January 9, 1996, a definitive agreement was signed under which First State Bank & Trust Co. will be purchased by Texas State Bank, the principal operating subsidiary of Texas Regional Bancshares, Inc. The agreement has been approved by the Boards of Directors of First State Bank & Trust Co., Texas State Bank and Texas Regional Bancshares, Inc. The sale of the Bank is subject to approval by the appropriate regulatory agencies and contingent upon, among other things, Texas Regional Bancshares, Inc. having successfully raised additional capital to partially fund the transaction.